Exhibit 10.44

FIRST LEASE EXTENSION AGREEMENT AND

SECOND AMENDMENT TO BUSINESS PROPERTY LEASE

This Agreement entered into this          day of                         , 2007 by and between QUADRATE DEVELOPMENT, L.L.C., a Michigan limited liability company, whose office is located at 15801 23 Mile Road, Macomb, MI 48042 (hereinafter “Landlord”) and SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation whose office is located at 51362 Quadrate Drive, Macomb Township, MI 48042 (hereinafter “Tenant”).

RECITALS

WHEREAS, Tenant, pursuant to a certain assignment, is the tenant’s assignee of the Business Property Lease between Landlord and UFP Technologies, Inc. dated August 23, 2000 (“Lease”) as amended by First Amendment to Business Property Lease dated September 1, 2000 (First Amendment) regarding the premises located at 51362 Quadrate Dr., Macomb, MI 48042 (“leased premises”).  Copies of the assignment, Lease and First Amendment are attached hereto as “Exhibit 1.”

WHEREAS, the term of the Lease began on December 6, 2000 and will end on December 31, 2007.

WHEREAS, the parties desire to extend the Lease term for an additional one-year term and to amend the Lease in accordance with the terms and conditions set forth below.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agreed as follows:

1.     Lease Extension.  The term of the Lease is extended from December 31, 2007 to December 31, 2008 (“extended term”).

2.     Base Rent.  Notwithstanding Section 46 of the Lease, Tenant shall pay to Landlord as base rent during the extended term the sum of FOUR HUNDRED THIRTY-ONE THOUSAND TWO HUNDRED EIGHTY-EIGHT AND 28/100 DOLLARS ($431,288.28) in lawful money of the United States payable in monthly installments in advance, each in the amount of THIRTY-FIVE THOUSAND NINE HUNDRED FORTY AND 69/100 DOLLARS ($35,940.69) beginning on January 1, 2008 and then on the first day of each of the eleven consecutive months thereafter.

3.     Survival of Lease.  Landlord and Tenant affirm the recitals stated above and acknowledge and agree that the terms, covenants and conditions of the Lease, as amended by the First Amendment and by this Agreement, continue in full force and effect and that each of them are bound thereby.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

WITNESSED BY:	LANDLORD:
QUADRATE DEVELOPMENT, L.L.C.,

By:
L. Robert D’Agostini
Its: Member

TENANT:
SIMCO AUTOMOTIVE TRIM, INC.

	By:	/s/ Ronald J. Lataille

Its: CFO

ACKNOWLEDGEMENTS

STATE OF MICHIGAN )
) ss
COUNTY OF MACOMB)

The foregoing instrument was acknowledged before me this          day of                         , 2007, by L. Robert D’Agostini, a Member of QUADRATE DEVELOPMENT, L.L.C., a Michigan limited liability company, on behalf of the company.

Notary Public

STATE OF MICHIGAN	)
) ss
COUNTY OF MACOMB	)

The foregoing instrument was acknowledged before me this          day of                           , 2007, by                                                   ,                                                  of SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation, on behalf of the corporation.

Notary Public